UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 26, 2011
(Date of earliest event reported)

VITACOST.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34468	37-1333024
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

5400 Broken Sound Blvd. NW – Suite 500
Boca Raton, Florida 33487-3521
(Address of Principal Executive Offices)

(561) 982-4180
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 26, 2011, the Circuit Court of the Fifteenth Judicial District, Palm Beach County, Florida (the “Court”) issued an order (the “Order”) preliminarily approving the settlement of the derivative lawsuit, Joseph Kloss, derivatively on behalf of VitaCost.com, Inc. v. Kerker et al., as set forth in the Stipulation and Agreement of Settlement, dated April 19, 2011 (the “Stipulation”).  The Court ordered that VitaCost.com, Inc. (the “Company”) notify its shareholders of the preliminary approval by inclusion of the notice of proposed settlement of derivative action (the “Notice”) as an exhibit to a Form 8−K filing.  Pursuant to the Order the Company is filing the Notice as Exhibit 99.2 to this report.  The settlement is subject to the final approval of the Court.  The Court has set a settlement hearing date of May 27, 2011 to consider whether to grant final approval of the settlement, as described below.

The lawsuit alleges that certain former officers and directors of the Company breached their fiduciary duties by, among other things, causing or allowing the Company to issue a series of materially false and misleading statements in connection with and after the initial public offering of the Company’s equity securities; and failing to observe certain technical corporate formalities under Delaware law, which had the effect of causing potential defects with respect to the: (a) organization of the Company; (b) election of directors to the Company’s Board; and (c) issuance of stock and stock options.  The former directors and officers of the Company who are individual defendants in the lawsuit have denied any breach of duty or violation of law or wrongdoing of any kind with respect to the claims made therein, and have made no admission of having done so in connection with the proposed settlement or the Stipulation.

The Stipulation does not provide for the payment of monetary compensation to shareholders.  Instead, it provides for certain changes and additions to the Company’s corporate governance policies and procedures and for the payment of plaintiff’s attorneys’ fees and litigation expenses.

The Notice can also be viewed on the Company’s website (www.vitacost.com) in the investor relations section (http://investor.vitacost.com/).

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 26, 2011.
99.2	Notice of Pendency of Proposed Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           April 26, 2011

VITACOST.COM, INC.

By:	/s/ Stephen Markert, Jr.
Name:	Stephen Markert, Jr.
Title:	Interim Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated April 26, 2011.
99.2	Notice of Pendency of Proposed Settlement